UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

MKS INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: (978) 645-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, Janice K. Henry submitted her resignation from the Board of Directors (“Board”) of MKS Instruments, Inc. (the “Company”), effective immediately. Ms. Henry resigned from the Board due to personal reasons and this decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or any strategic matters.

The Board has appointed Board member Elizabeth A. Mora to fill Ms. Henry’s role as Chair of the Audit Committee of the Board and Board member Jacqueline F. Moloney to fill the vacant seat on the Audit Committee. Ms. Mora has been a member of the Board and the Audit Committee since 2012 and is a Certified Public Accountant. Ms. Moloney has been a member of the Board since 2016 and previously served on the Audit Committee from 2017 to 2020. Both Ms. Mora and Ms. Moloney are “audit committee financial experts” as defined by applicable SEC regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2021

MKS Instruments, Inc.

By:	/s/ Kathleen F. Burke
Name:	Kathleen F. Burke
Title:	Senior Vice President, General Counsel and Secretary